THRIVENT SERIES FUND, INC.

Power of Attorney of Directors

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of THRIVENT SERIES FUND, INC., a Minnesota corporation (the “Fund”), does hereby make, constitute and appoint Teresa J. Rasmussen, David S. Royal, James M. Odland, John L. Sullivan and Rebecca A. Paulzine, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Director of such Fund to a Registration Statement or Registration Statements, on Form N-14, and all amendments, including pre-effective amendments, post-effective amendments, and any and all supplements or other instruments in connection therewith, to be filed by such Fund with the Securities and Exchange Commission, Washington, DC, in connection with the registration under the Securities Act of 1933 of shares of such Fund, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 22nd day of February, 2012.

/s/ Janice B. Case	/s/ Paul R. Laubscher
Janice B. Case, Director	Paul R. Laubscher, Director

/s/ Richard L. Gady	/s/ James A. Nussle
Richard L. Gady, Director	James A. Nussle, Director

/s/ Richard A. Hauser	/s/ Douglas D. Sims
Richard A. Hauser, Director	Douglas D. Sims, Director

/s/ Marc S. Joseph	/s/ Constance L. Souders
Marc S. Joseph, Director	Constance L. Souders, Director